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                                                                   Exhibit 10.20
                              PRODUCTION AGREEMENT

         THIS AGREEMENT by and among THE PRODUCERS ENTERTAINMENT GROUP LTD. (the "Company"), a Delaware corporation, and MOUNTAINGATE PRODUCTIONS LLC ("MOUNTAINGATE") F/S/O IRWIN MEYER ("EMPLOYEE") and others, dated as of the 1st day of October, 1995.

                              W I T N E S S E T H

         WHEREAS, the Company presently engages Mountaingate; and

         WHEREAS, the Company wishes to continue to engage Mountaingate for the period provided in this Agreement, and Mountaingate is willing to continue to provide the services of the Employee to the Company on the terms and subject to the conditions set forth herein;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties agree as follows:

         1. Engagement. The Company hereby agrees to continue to engage Mountaingate, and the Mountaingate hereby agrees to continue to render the Employee's services with the Company, on the terms and subject to the conditions set forth herein. Mountaingate acknowledges that it is of the essence of this Agreement that Mountaingate provide the services of Irwin Meyer and that all references to Employee which are contained in this Agreement specifically refer to Irwin Meyer.

         2. Term of Engagement. The term of the Mountaingate's engagement under this Agreement (the "Term") shall commence as of October 1, 1995, and shall end on June 30, 1998, unless extended or terminated earlier in accordance with Section 5.

         3.      Duties and Responsibilities.

                 (a)      Responsibilities.  Company hereby
engages Mountaingate to provide the exclusive and full time services of Employee and the services of others as producers and/or executive producers to develop and produce motion picture and television programs to financiers, distributors, television networks, syndicators, cable systems, motion picture studios and other buyers or licensees of such product throughout the world. Pursuant to the terms and conditions hereof, Mountaingate hereby accepts such engagement. Mountaingate shall cause Employee to render all services usually and customarily rendered by and required of executives similarly employed in the entertainment industry and such other services as may reasonably required by the Company.





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                 (b)      Place of Performance.  During the Term, however,
except for any period where Employee is in production on a project, Mountaingate's/Employee's office shall be located at the principal executive offices of the Company, which shall be in the Los Angeles metropolitan area, except for required business travel consistent with the Employee's position.

                 (c)      Business Time.  During the Term,
Mountaingate/Employee agree to devote its full business time during normal business hours to the business and affairs of the Company and to use its best efforts to perform faithfully, diligently and competently the responsibilities assigned to him hereunder, to the extent necessary to discharge such responsibilities, except for (i) time spent serving on corporate, civic or charitable boards or committees only if and to the extent not substantially interfering with the performance of such responsibilities, (ii) periods of vacation, disability and sick leave to which he is entitled, and (iii) reasonable activities having a charitable, educational or other public interest purpose.



         4.      Compensation.

                 (a) Annual Guarantee. During the Term, Mountaingate shall receive a minimum annual guarantee ("Annual Guarantee") equal to $262,000, payable in accordance with the customary payroll as in effect from time to time for senior executives of the Company.

                 (b) Expenses. During the Term, Mountaingate shall be entitled to receive prompt reimbursement for all reasonable business-related expenses incurred by Mountaingate in accordance with the policies and procedures of the Company as applicable to its senior executives.

                 (c)      Automobile Reimbursement.         During the Term,
Mountaingate shall be entitled to receive a monthly automobile reimbursement in the amount of $1,500, payable monthly on the fifteenth day of each month.

         5.      Termination.

                 (a) Death or Disability. Mountaingate's engagement pursuant to this Agreement shall terminate automatically upon the Employees's (specifically, Irwin Meyer) death. The Company may terminate this Agreement in the event of the Disability of Employee (specifically, Irwin Meyer) by giving to the Mountaingate notice of its intention in accordance with Section 5(e) unless Employee returns to the performance of the essential





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functions of his employment within 30 days after receipt of such notice.  For purposes of this Agreement, "Disability" means any physical or mental condition that renders the Employee (specifically, Irwin Meyer) unable to perform the essential functions of his employment for 90 consecutive days or for a total of 180 days in any period of 360 consecutive days.

                 (b) Voluntary Termination After Change in Control. Notwithstanding anything in this Agreement to the contrary, the Mountaingate may voluntarily terminate this Agreement at any time, after a Change in Control, (i) for any reason upon six months' written notice to the Company, or
(ii) if termination is for Good Reason or on account of the Employee's serious illness, upon written notice pursuant to Section 5(e) but without any notice period. In the event of any termination pursuant to this Section 5(b), neither Mountaingate nor Employee shall have any further obligation to the Company under this Agreement, except as provided in Section 9.

                 (c) Cause. The Company may terminate this Agreement for Cause. For purposes of this Agreement, "Cause" means:

Employee's engaging in gross misconduct materially and demonstrably injurious to the Company; failure to perform the services required hereunder; or conviction by final judgment of a felony constituting fraud, theft, embezzlement or homicide.

                 (d) Good Reason. Mountaingate may terminate this Agreement for Good Reason. For purposes of this Agreement, "Good Reason" means
(i) a material reduction in the nature or scope of the Employee's position, title, status, authority, duties, powers or functions on the date of this Agreement; (ii) the assignment to Employee of any material duties which are not commensurate with or at least as prestigious as the Employee's duties and responsibilities as contemplated by this Agreement; (iii) a material breach by the Company of any of the provisions of this Agreement; (iv) the relocation of the Company's principal executive offices to a location outside the Los Angeles metropolitan area; or (v) the failure by the Company to obtain an agreement, reasonably satisfactory to Mountaingate, from any successor to assume and agree to perform this Agreement, as contemplated by Section 12(b). After a Change in Control, in addition to items (i) through (v), "Good Reason" shall include (vi) a determination by the Employee, in his sole discretion, during the 30-day period commencing 180 days following a Change in Control, that due to the Change in Control neither he nor Mountaingate can any longer effectively perform their duties.

                 (e) Notice of Termination. Any termination by the Company for Cause or Disability or by Mountaingate for Good Reason shall be communicated by a written notice (a "Notice of





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Termination") to the other party hereto given in accordance with Section 13(d).
A "Notice of Termination" shall set forth in reasonable detail the events giving rise to such termination.

                 (f) Date of Termination. For purposes of this Agreement, the term "Date of Termination" means (i) in the case of termination for Disability, 30 days after Notice of Termination is given (provided that the Employee shall not have returned to the full-time performance of his duties during such 30-day period); (ii) in the case of termination for Cause, a date specified in the Notice of Termination (which shall not be less than 30 days nor more than 60 days from the date such Notice of Termination is given); (iii) in the case of any other termination for which a Notice of Termination is required, the date of receipt of such Notice of Termination or, if later, the date specified therein, as the case may be; and (iv) in all other cases, the actual date on which this Agreement terminates during the Term.

         6.      Obligations of the Company Upon Termination.

                 (a) Death, Disability, Cause and Voluntary Termination. If at any time before or after a Change in Control that this Agreement is terminated by the Company during the Term by reason of the Employee's (specifically, Irwin Meyer) death, Disability or for Cause, or is voluntarily terminated by Mountaingate (other than for Good Reason), the Company shall have no further obligation to either Mountaingate or the Employee or the Employee's legal representatives other than (i) those obligations earned for Annual Guarantee and payments under any Company bonus plan that have accrued at the Date of Termination (the "Accrued Obligations"), (ii) those obligations expressly provided under any of the plans referred to in Section 4(e) (the "Benefit Rights") and (iii) upon a termination of the Executive's employment by reason of Employee's death, the payment provided in Section 6(a)(iii), if applicable, shall be paid to Mountaingate, in a lump sum in cash within 15 days of the Date of Termination.

                 (b) Prior to Change in Control, Termination by the Company other than for Cause or Disability and Termination by the Mountaingate for Good Reason.

                 (i) Lump Sum Payments. If during the Term and prior to a Change in Control, the Company terminates this Agreement other than for Cause or Disability, or if Mountaingate terminates this Agreement for Good Reason, the Company shall provide the Benefit Rights and shall pay to Mountaingate in a lump sum in





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cash within 15 days of the Date of Termination the sum of the following amounts: (A) the Accrued Obligations; plus (B) an amount equal to the product of (1) one-twelfth times (2) the sum of the Annual Guarantee plus the average bonus (if any) for the three years ended before the Date of Termination, times
(3) the number full or partial of months remaining in the unexpired term of the Term, but in no event less than twelve months (such period being the "Severance Period").

                 (ii) Discharge of the Company's Obligations. The Company shall have no further obligations to either Mountaingate or the Employee in respect of any termination described in this Section 6(b).

         (c) Following Change in Control, Termination by the Company other than for Cause or Disability and Termination by Mountaingate for Good Reason.

                 (i) Lump Sum Payments. If during the Term and following a Change in Control, the Company terminates this Agreement other than for Cause or Disability, or Mountaingate terminates this Agreement for Good Reason, the Company shall provide the Benefits Rights and shall pay to Mountaingate in a lump sum in cash within 15 days of the Date of Termination the sum of the following amounts: (a) the Accrued Obligations; and (B) an amount equal to 2.99 times the sum of the amounts described in clause (2) of Section 6(b)(i)(B).

                 (ii) Discharge of the Company's Obligations. The Company shall have no further obligations to either Mountaingate or the Employee in respect of any termination described in this Section 6(c).

         (d) Change in Control. A Change in Control shall be deemed to have occurred:

         (1) the shareholders of the Company shall approve (i) any merger, consolidation or recapitalization of the Company (or, if the capital stock of the Company is affected, any subsidiary of the Company) or any sale, lease, or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company (each of the foregoing being an "Acquisition Transaction") where (x) the shareholders of the Company immediately prior to such Acquisition Transaction would not





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                 immediately after such Acquisition Transaction beneficially own, directly or indirectly, shares representing in the aggregate more than 65% of (A) the then outstanding common stock of the corporation surviving or resulting from such merger, consolidation or recapitalization or acquiring such assets of the Company, as the case may be (the "Surviving Corporation") (or of its ultimate parent corporation, if any) and (B) the Combined Voting Power (as defined below) of the then outstanding Voting Securities (as defined below) of the Surviving Corporation (or of its ultimate parent corporation, if any) or (y) the Incumbent Directors at the time of the initial approval of such Acquisition Transaction would not immediately after such Acquisition Transaction constitute a majority of the Board of Directors of the Surviving Corporation (or of its ultimate parent corporation, if any) or
                 (ii) any plan or proposal for the liquidation or dissolution of the Company; or

         (2) any Person (as defined below) shall become the beneficial owner (as defined in Rule 13d-3 and 13- d-5 under the Exchange
                 Act), directly or indirectly, of securities of the Company representing in the aggregate 20% or more of either (i) the then outstanding shares of Stock, or (ii) the Combined Voting Power of all then outstanding Voting Securities of the Company; provided; however that notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to have occurred for purposes of this subsection (2) solely as the result of:

                 (i) an acquisition of securities by the Company which, by reducing the number of shares of Stock or other Voting Securities outstanding, increases (i) the proportionate number of shares of Stock beneficially owned by any Person to 20% or more of the shares of Stock then outstanding or (ii) the proportionate voting power represented by the Voting Securities beneficially owned by





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                          any Person to 20% or more of the Combined Voting
                          Power of all then outstanding Voting Securities; or

                 (ii) an acquisition of securities directly from the Company except that this subsection (ii) shall not apply to:

                          (A) any conversion of a security that was not acquired directly from the Company; or

                          (B)     any acquisition of securities if the
                                  Incumbent Directors at the time of the
                                  initial approval of such acquisition would not immediately after (or otherwise as a result of) such acquisition constitute a majority of the Board;

                          provided, however, that if any Person referred to in subsections (i) or (ii) of this clause (2) shall thereafter become the beneficial owner of any additional shares of Stock or other Voting Securities of the Company (other than pursuant to a stock split, stock dividend or similar transaction or an acquisition exempt under such subsection (ii), then a Change in Control shall be deemed to have occurred for purposes of this clause (2).

                          For purposes of this Agreement:

                          (A) "Person" shall mean any individual, entity (including, without limitation, any corporation, partnership, trust, joint venture, association or governmental body and any





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                                  successor to any such entity) or group (as
                                  defined in Sections 13(d)(3) or 14(d)(2) of the Exchange Act and the rules and regulations thereunder); provided, however, that Person shall not include Mountaingate, the Employee, the Company, any of its majority-owned subsidiaries, any executive benefit plan of the Company or any of its majority-owned subsidiaries or any entity organized, appointed or established by either Mountaingate or the Employee, the Company or any of its majority-owned subsidiaries for or pursuant to the terms of any such plan, or any of their affiliates;

                          (B) "Voting Securities" shall mean all securities of a corporation having the right under ordinary circumstances to vote in an election of the board of directors of such corporation; and


                          (C) "Combined Voting Power" shall mean the aggregate votes entitled to be cast generally in the election of directors of a corporation by holders of then outstanding Voting Securities of such corporation.

Notwithstanding anything contained in this Paragraph 6, no change in control shall have occurred as a result of the pending merger between Greenlight Communications, Inc. and the Company.

         7. No Mitigation: No Offset. In no event shall either Mountaingate and Employee shall be obligated to seek other





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employment by way of mitigation of the amounts payable to Mountaingate under any of the provisions of this Agreement. Any amounts that may be earned by either Mountaingate or Employee other than from the Company after the Date of Termination shall not reduce the Company's obligation to make any payments hereunder. The amounts payable by the Company hereunder shall not be subject to any right of set-off that the Company may assert against either Mountaingate or Employee.

         8.      Noncompetition.

                 (a) Scope. In the case of the termination of this Agreement, including due to the expiration of the Term, neither Mountaingate nor Employee shall, for one year following the Date of Termination, (a) divert to any competitor of the Company in the business conducted by the Company (the "Designated Industry") any active project of the Company; or (b) solicit or encourage any officer, employee or consultant of the Company to leave their employ for employment by or with any competitor of the Company in the Designated Industry. If at any time the provisions of this Section 8 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 9 shall be considered divisible and shall become and be immediately amended to apply only to such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and both Mountaingate and Employee agree that this Section 8 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein. Nothing in this Section 8 shall prevent or restrict either Mountaingate or Employee from engaging in any business or industry other than the Designated Industry in any capacity.

                 (b) Irreparable Harm. Mountaingate and Employee agree that the remedy at law for any breach of this Section 8 shall be inadequate and that the Company shall be entitled to injunctive relief.

         9. Indemnification. The Company shall indemnify and hold harmless Mountaingate, its officers, directors and shareholders, as well as, Employee his heirs and personal representatives to the fullest extent permitted by applicable law, as now or hereafter in effect, with respect to any acts, omissions or events that occurred while either Mountaingate or Employee was engaged to render services to the Company or serves or served the Company or any other corporation or other enterprise of any kind in any capacity at the request of the Company (an "Enterprise"). Without limiting the generality of the foregoing, the Company shall promptly pay, or reimburse Mountaingate for, or advance to Mountaingate amounts for the payment of (a) all of the





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Mountaingate's reasonable expenses, including attorneys' fees and court costs, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, including any suit seeking recovery under any Company director's and officer's liability policy, or in connection with any appeal thereof, to which the either Mountaingate or Employee may be a party by reason of any action taken or failure to act under or in connection with his service for the Company or an Enterprise; and (b) all amounts required to be paid in settlement of or in satisfaction of a judgment in connection with any such action, suit or proceeding; provided, however, that the Company shall not be required to indemnify or hold harmless Mountaingate, its officers directors or shareholders, as well as, the Employee, his heirs or personal representatives in any manner whatsoever in the event and to the extent there is a final and nonappealable judgment by a court of competent jurisdiction that the liability incurred by either Mountaingate or Employee resulted from either of their gross negligence, fraud or willful malfeasance.

         10. Arbitration. If a dispute arises between the parties respecting the terms of this Agreement or Mountaingate's engagement with the Company, including, without limitation, any dispute with respect to the validity of this Agreement or this arbitration clause, such dispute shall be finally resolved by binding arbitration as follows. Any party may require that the dispute be submitted to binding arbitration, and in such event the dispute shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. If a matter is submitted to arbitration, each of the parties shall choose one arbitrator. The arbitrators selected by the two parties shall choose a third arbitrator who shall act as chairman and shall be an attorney and a member of the panel of the American Arbitration Association. Each party shall agree to a speedy hearing upon the matter in dispute and the judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The place of arbitration shall be Los Angeles, California. Notwithstanding anything to the contrary contained herein, no discovery shall be permitted in the arbitration proceeding.

         11.     Successors.

                 (a) This services provided to the Company pursuant to this Agreement are personal to the Employee and, without the prior written consent of the Company, shall not be assignable by either Mountaingate or Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Mountaingate's shareholder or their legal representatives.





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                 (b)      This Agreement shall inure to the benefit of and be
binding upon the Company and its successors. The Company shall require any successor to all or substantially all of the business and/or assets of the Company, whether direct or indirect, by an agreement in form and substance reasonably satisfactory to Mountaingate, expressly to assume and agree to perform this Agreement.

         12.     Miscellaneous.

                 (a) Withholding. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which Mountaingate has agreed.

                 (b) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of California, applied without reference to principles of conflict of laws.

                 (c) Amendments. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                 (d) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered or mailed to the other party by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                 If to Mountaingate:

                          c/o Michael Dempsey, Esq.
                          1925 Century Park East
                          Suite 2350
                          Los Angeles, CA  90067

                 If to the Company:

                          The Producers Entertainment Group Ltd.
                          9150 Wilshire Boulevard, Suite 205
                          Beverly Hills, CA  90212

or to such other address as either party shall have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only when actually received by the addressee.

                 (e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.





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                 (f)      Waiver.  Waiver by any party hereto of any breach or
default by any other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.

                 (g) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the matters referred to herein other than the Stock Purchase Agreement between Mountaingate and the Company dated as of November 14, 1995 (the "Stock Purchase Agreement"), and no other agreement, verbal or otherwise, shall be binding as between the parties unless it is in writing and signed by the party against whom enforcement is sought. All prior and contemporaneous agreements and understandings between the parties with respect to the subject matter of this Agreement other than the Stock Purchase Agreement are superseded by this Agreement.

                 (h) Survival. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

                 (i) Captions and References. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. References in this Agreement to a section number are references to sections of the Agreement unless otherwise specified.

                 (j) Consent to Jurisdiction. Each of the parties to this Agreement hereby submits to the exclusive jurisdiction of the courts of the State of California and the Federal courts of the United States of America located in such state solely in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation and enforcement of this Agreement, that it is not subject thereto; that such action, suit or proceeding may not be brought or is not maintainable in said courts; that this Agreement may not be enforced in or by said courts; that its property is exempt or immune from execution; that the suit, action or proceeding is brought in an inconvenient forum; or that the venue of the suit, action or proceeding is improper. Each of the parties agrees that service of process in any such action, suit or proceeding shall be deemed in every respect effective service of process upon it if given in the manner set forth in
Section 13(d).

                 (k) Legal Fees. Mountaingate shall be entitled to reimbursement by the Company for all reasonable legal fees and expenses incurred by it in connection with the initial review of





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this Agreement.  Such payments, which shall be made on an ongoing basis after
Mountaingate submits an invoice or other reasonably appropriate documentation relating thereto to the Company.



                 IN WITNESS WHEREOF, the Executive has hereunto set his hand and the Company has caused this Agreement to be executed in its name on its behalf all as of the day and year first above written.

THE PRODUCERS ENTERTAINMENT GROUP LTD.



By: _________________________________

Its: ________________________________


MOUNTAINGATE PRODUCTIONS, LLC.

By:__________________________________

Its:_________________________________





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                           PERSONAL INDUCEMENT LETTER


         In order to induce THE PRODUCERS ENTERTAINMENT GROUP LTD. ("Company") to enter into the agreement ("the Agreement") dated as of October 1, 1995 with MOUNTAINGATE PRODUCTIONS LLC, ("Lender"), and in consideration of the execution and delivery thereof by Company, I hereby represent and warrant as follows:

         1. I am familiar with each term and condition of the Agreement. I hereby consent and agree to the execution and delivery of the Agreement by Lender and hereby agree to render all of the services provided therein to be rendered by me. I agree to be bound by and duly perform and observe each and all of the terms and conditions of the Agreement requiring performance or compliance on my part.

         2. I hereby join in all warranties, representations, agreements and indemnities made by Lender in the Agreement.

         3. I agree that if Lender should be dissolved or should otherwise cease to exist or, for any reason whatsoever, should fail, be unable, neglect or refuse to duly perform and observe each and all of the terms and conditions of the Agreement requiring performance or compliance on Lender's part, at Company's election, I shall be deemed to be substituted as a direct party to the Agreement by Lender.

         4. I agree that, in the event of a breach or threatened breach of the Agreement by Lender or by me, Company shall be entitled to seek legal and equitable relief by way of injunction or otherwise against Lender or against me, or against both Lender and me, at Company's discretion, without the necessity of first exhausting any rights or remedies which Company may have against Lender.

         5. All of the foregoing shall be to the same extent and with the same force and effect as if I had agreed to render services to Company as an employee.

         6. I hereby waive any claim against Company for wages, salary or other compensation of any kind under the Agreement, and I agree that I will look solely to Lender for any and all compensation that I may become entitled to receive for services rendered in connection with the Agreement.


                                                   __________________________
                                                   IRWIN MEYER





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                           PERSONAL INDUCEMENT LETTER


         In order to induce THE PRODUCERS ENTERTAINMENT GROUP LTD. ("Company") to enter into the agreement ("the Agreement") dated as of October 1, 1995 with MOUNTAINGATE PRODUCTIONS LLC, ("Lender"), and in consideration of the execution and delivery thereof by Company, I hereby represent and warrant as follows:

         1. I am familiar with each term and condition of the Agreement. I hereby consent and agree to the execution and delivery of the Agreement by Lender and hereby agree to render all of the services provided therein to be rendered by me. I agree to be bound by and duly perform and observe each and all of the terms and conditions of the Agreement requiring performance or compliance on my part.

         2. I hereby join in all warranties, representations, agreements and indemnities made by Lender in the Agreement.

         3. I agree that if Lender should be dissolved or should otherwise cease to exist or, for any reason whatsoever, should fail, be unable, neglect or refuse to duly perform and observe each and all of the terms and conditions of the Agreement requiring performance or compliance on Lender's part, at Company's election, I shall be deemed to be substituted as a direct party to the Agreement by Lender.

         4. I agree that, in the event of a breach or threatened breach of the Agreement by Lender or by me, Company shall be entitled to seek legal and equitable relief by way of injunction or otherwise against Lender or against me, or against both Lender and me, at Company's discretion, without the necessity of first exhausting any rights or remedies which Company may have against Lender.

         5. All of the foregoing shall be to the same extent and with the same force and effect as if I had agreed to render services to Company as an employee.

         6. I hereby waive any claim against Company for wages, salary or other compensation of any kind under the Agreement, and I agree that I will look solely to Lender for any and all compensation that I may become entitled to receive for services rendered in connection with the Agreement.


                                                   __________________________
                                                   ALISON MEYER





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                           PERSONAL INDUCEMENT LETTER


         In order to induce THE PRODUCERS ENTERTAINMENT GROUP LTD. ("Company") to enter into the agreement ("the Agreement") dated as of October 1, 1995 with MOUNTAINGATE PRODUCTIONS LLC, ("Lender"), and in consideration of the execution and delivery thereof by Company, I hereby represent and warrant as follows:

         1. I am familiar with each term and condition of the Agreement. I hereby consent and agree to the execution and delivery of the Agreement by Lender and hereby agree to render all of the services provided therein to be rendered by me. I agree to be bound by and duly perform and observe each and all of the terms and conditions of the Agreement requiring performance or compliance on my part.

         2. I hereby join in all warranties, representations, agreements and indemnities made by Lender in the Agreement.

         3. I agree that if Lender should be dissolved or should otherwise cease to exist or, for any reason whatsoever, should fail, be unable, neglect or refuse to duly perform and observe each and all of the terms and conditions of the Agreement requiring performance or compliance on Lender's part, at Company's election, I shall be deemed to be substituted as a direct party to the Agreement by Lender.

         4. I agree that, in the event of a breach or threatened breach of the Agreement by Lender or by me, Company shall be entitled to seek legal and equitable relief by way of injunction or otherwise against Lender or against me, or against both Lender and me, at Company's discretion, without the necessity of first exhausting any rights or remedies which Company may have against Lender.

         5. All of the foregoing shall be to the same extent and with the same force and effect as if I had agreed to render services to Company as an employee.

         6. I hereby waive any claim against Company for wages, salary or other compensation of any kind under the Agreement, and I agree that I will look solely to Lender for any and all compensation that I may become entitled to receive for services rendered in connection with the Agreement.


                                                   __________________________
                                                   PATRICIA MEYER





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